                                                                    EXHIBIT 10.2

                       ADMINISTRATIVE SERVICES AGREEMENT
                       ---------------------------------

     This Agreement is entered into effective as of June 1, 1994, by and between DOMINION RESOURCES, INC., a Virginia corporation ("Dominion Resources"), with its principal office in Richmond, Virginia and DOMINION RESOURCES BLACK WARRIOR TRUST, a fixed investment trust organized under the laws of the State of Delaware (the "Trust").

                                   WITNESSETH
                                   ----------

     WHEREAS, effective as of May 31, 1994, Mellon Bank (DE) National Association (the "Delaware Trustee"), NationsBank of Texas, N.A. (the "Trustee"), Dominion Resources, and Dominion Black Warrior Basin, Inc., an Alabama corporation ("the Company"), as trustor of the Trust, entered into the Trust Agreement of Dominion Resources Black Warrior Trust (the "Trust Agreement") forming the Trust for the purpose of receiving and holding certain Royalty Interests to be conveyed by the Company thereto and for such other purposes as are described in the Trust Agreement; and

     WHEREAS, at the Closing, the Trust and the Company entered into the Conveyance effective as of June 1, 1994 providing for the assignment of the Royalty Interests to the Trust, the computation and payment to the Trust of distributions on the Royalty Interests and certain other matters; and

     WHEREAS, in consideration for the conveyance of the Royalty Interests, the Trust issued 7,850,000 Units therein to the Company, which Units have been transferred to Dominion Resources, and Dominion Resources intends to sell up to all such Units pursuant to a public offering; and

     WHEREAS, the Trust desires to obtain from Dominion Resources and Dominion Resources desires to provide to the Trust, until such time as the Trust terminates, certain administrative support services as set forth herein;

     NOW, THEREFORE, for and in consideration of the foregoing premises and the mutual covenants and agreements hereinafter contained, the parties hereto, subject to the terms and conditions hereinafter set forth, hereby agree as follows:

     1.  Defined Terms.  Defined terms used herein but not defined shall have
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the meaning defined in the Trust Agreement.

     2.  Performance of Services.  Dominion Resources shall provide the
         -----------------------
Services, as defined in paragraph 3 hereof, to and for the Trust. Dominion Resources shall provide the Services in a timely manner and in a quality fashion.

     3.  Services.  The term "Services" as used herein shall mean all
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accounting, bookkeeping and other administrative services and reports necessary
(a) to determine the
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Gross Proceeds and any other amounts payable to the Trust pursuant to the
Conveyance and (b) to provide all information relating to the Royalty Interests and Underlying Properties as shall be necessary (i) to permit the Trustee to comply, with respect to the Trust, with the reporting obligations of the Trust pursuant to the Exchange Act (including, without limitation, such reporting obligations with respect to required financial statements and supplementary financial information), the requirements of any securities exchange or quotation system on which the Units are listed or admitted for trading and the Trust Agreement, (ii) to sell the Royalty Interests in accordance with the Trust Agreement and (iii) for any other reasonable purpose of the Trust. "Services" hereunder shall not include (A) the furnishing of information other than with respect to the Royalty Interests or the Underlying Properties, (B) the preparation of any filings on behalf of the Trust, (C) any services to be performed by or at the direction of the trustees on behalf of the Trust pursuant to the Trust Agreement other than as contemplated herein or (D) the furnishing of any information, data, documents or materials precluded by Section 3.14 and the penultimate sentence of Section 5.05 of the Trust Agreement.

     4.  Administrative Service Fees.  In consideration of the satisfactory
         ---------------------------
performance of the Services on the part of Dominion Resources, the Trust shall pay Dominion Resources beginning for the period beginning June 1, 1994 and ending June 30, 1994 and for each Quarterly Period thereafter, throughout the term of the Trust, the Administrative Services Fee. The Administrative Services Fee shall be $75,000 per Quarterly Period commencing June 1, 1994, and shall be increased annually by three percent beginning January 1, 1995. The Administrative Services Fee shall be paid no later than the seventieth (70th) day following the end of each Quarterly Period for the Services performed during such Quarterly Period. Payment shall be made by check payable to Dominion Resources. The Administrative Services Fee is payable only out of the assets of the Trust and neither the Trustee, the Delaware Trustee, any Entity serving in any such capacity, nor any Unitholder shall be liable therefor. Dominion Resources shall not be required to submit any invoices to receive payment of the Administrative Services Fee.

     5.  Term of Agreement; Binding Effect; Proration of Fee.  This Agreement
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shall continue in force for the term of the Trust.  This Agreement shall be binding on the Trust, its successors and assigns. The Administrative Services Fee shall be prorated for the period beginning June 1, 1994 and ending June 30, 1994. In the event the Trust terminates prior to the end of a Quarterly Period, a portion of the Administrative Services Fee shall be paid for such Quarterly Period based on the number of days in such Quarterly Period that the Trust was in existence.

     6.  Assignment.  Dominion Resources may assign to any of its Affiliates, in
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whole or in part, any of the rights, obligations or benefits of this Agreement without the prior written consent of the Trustee. The Trust may assign this Agreement to any successor in interest of the Trust without the prior written consent of Dominion Resources. Otherwise neither party shall assign, in whole or in part, any of the rights, obligations or benefits of this Agreement without the prior written consent of the other party.

     7.  Indemnification.  Dominion Resources, its officers, directors, agents,
         ---------------
employees and Affiliates shall not be liable to the Trust, the Trustee or Unitholders for claims, demands, damages, losses, liabilities, costs or expenses (including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, proceeding or investigation of any claim) arising out of the rendering of the Services by Dominion Resources hereunder except that Dominion Resources shall be liable for gross negligence or willful misconduct in the rendering of the Services. Dominion Resources shall be indemnified by and reimbursed by the Trust to the same extent that an Indemnified Party is indemnified as set forth in Section 6.02 of the Trust Agreement.

     8.  Governing Law.  This Agreement shall be construed in accordance with,
         -------------
and all disputes hereunder shall be governed by, the laws of the State of Delaware without regard to the conflict of laws provisions thereof.

     9.  Notices.  Any and all notices or demands permitted or required to be
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given under this Agreement shall be in writing and shall be validly given or made if (a) personally delivered, (b) delivered and confirmed by telecopier or like instantaneous transmission service, or by federal Express or other reliable overnight courier delivery service, which shall be effective as of confirmation of receipt by the courier at the address for notice hereinafter stated or (c) deposited in the United States mail, first class, postage prepaid, certified or registered, return receipt requested, addressed as follows:

     Dominion Resources:

           Dominion Resources, Inc.
           P.O. Box 26532
           901 East Byrd St.
           Richmond, Virginia  23261-6532
           Attention:  Linwood R. Robertson
           Telecopier No.:  (804) 775-5819

     Trust:

           NationsBank of Texas, N.A., Trustee
           901 Main Street, 12th Floor
           P.O. Box 830308
           Dallas, Texas, 75283-0308
           Attention:  Dominion Resources Black Warrior Trust,
           Trust Administrator
           Telecopier No.:  (214) 508-2484

Notice which is mailed in the manner specified shall be conclusively deemed given five (5) days after the date postmarked or upon receipt, whichever is sooner. Any party may change its address for purposes of this paragraph by giving the other party hereto written notice of the new address in the manner set forth above.

     10.  Amendment.  No modification or amendment of this Agreement shall be
          ---------
binding upon any party unless in writing and signed by the party against which the modification or amendment is asserted.

     11.  Entire Agreement.  This Agreement constitutes the entire understanding
          ----------------
between the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and preliminary agreements, if any.

     12.  Arbitration.  THE PARTIES TO THIS AGREEMENT AGREE THAT ANY DISPUTE,
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CONTROVERSY OR CLAIM THAT MAY ARISE BETWEEN OR AMONG DOMINION RESOURCES (ON THE
ONE HAND) AND THE TRUST AND/OR THE TRUSTEE AND/OR THE DELAWARE TRUSTEE (ON THE OTHER HAND) IN CONNECTION WITH OR OTHERWISE RELATING TO THIS AGREEMENT OR THE APPLICATION, IMPLEMENTATION, VALIDITY OR BREACH OF THIS AGREEMENT OR ANY PROVISION OF THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, CLAIMS BASED ON CONTRACT, TORT OR STATUTE), SHALL BE FINALLY, CONCLUSIVELY AND EXCLUSIVELY SETTLED BY BINDING ARBITRATION IN DALLAS, TEXAS IN ACCORDANCE WITH THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES (THE "RULES") OF JUDICIAL ARBITRATION & MEDIATION SERVICES, INC. OR ANY SUCCESSOR THERETO ("JAMS") THEN IN EFFECT. THE PARTIES TO THIS AGREEMENT HEREBY EXPRESSLY WAIVE THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING WITHOUT LIMITATION, THE RIGHT TO TRIAL BY JURY, WITH RESPECT TO ANY MATTER SUBJECT TO ARBITRATION PURSUANT TO THIS PARAGRAPH 12. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING, WITHOUT LIMITATION, A SUMMARY OR EXPEDITED PROCEEDING IN ANY COURT HAVING JURISDICTION, TO COMPEL ARBITRATION OF ANY DISPUTE, CONTROVERSY OR CLAIM TO WHICH THIS PARAGRAPH 12 APPLIES. EXCEPT WITH RESPECT TO THE FOLLOWING PROVISIONS (THE "SPECIAL PROVISIONS") WHICH SHALL APPLY WITH RESPECT TO ANY ARBITRATION PURSUANT TO THIS PARAGRAPH 12, THE INITIATION AND CONDUCT OF ARBITRATION SHALL BE AS SET FORTH IN THE RULES, WHICH RULES ARE INCORPORATED IN THIS AGREEMENT BY REFERENCE WITH THE SAME EFFECT AS IF THEY WERE SET FORTH IN THIS AGREEMENT:

          (a) In the event of any inconsistency between the Rules and the Special Provisions, the Special Provisions shall control. References in the Rules to a sole arbitrator shall be deemed to refer to the tribunal or arbitrators provided for under subparagraph (c) below in this paragraph 12.

          (b) The arbitration shall be administered by JAMS. If JAMS is unable or legally precluded from administering the arbitration, then the American Arbitration Association or any successor thereto shall serve and the Rules shall be deemed to be the Commercial Arbitration Rules of the American Arbitration

     Association then in effect, but giving effect to the Special Provisions set forth in this paragraph 12.

          (c) The arbitration shall be conducted by a tribunal of three (3) arbitrators. Within ten (10) days after arbitration is initiated pursuant to the Rules, the initiating party or parties (the "Claimant") shall send written notice to the other party or parties (the "Respondent"), with a copy to the Dallas, Texas office of JAMS, designating the first arbitrator (who shall not be a representative or Agent of any party but may or may not be a JAMS panel member and, in any case, shall be reasonably believed by the Claimant to possess the requisite experience, education and expertise in respect of the matters to which the claim relates to enable such Person to competently perform arbitral duties). Within ten (10) days after receipt of such notice, the Respondent shall send written notice to the Claimant, with a copy to the Dallas, Texas office of JAMS and to the first arbitrator, designating the second arbitrator (who shall not be a representative or Agent of any party but may or may not be a JAMS panel member and, in any case, shall be reasonably believed by the Respondent to possess the requisite experience, education and expertise in respect of the matters to which the claim relates to enable such Person to competently perform arbitral duties). Within ten (10) days after such notice from the Respondent is received by the Claimant, the Respondent and the Claimant shall cause their respective designated arbitrators to select any mutually agreeable JAMS panel member as the third arbitrator. If the respective designated arbitrators of the Respondent and the Claimant cannot so agree within said ten (10) day period, then the third arbitrator will be determined pursuant to the Rules. For purposes of this paragraph 12, Dominion Resources (on the one hand) and the Trust, the Trustee and the Delaware Trustee (on the other hand) shall each be entitled to the selection of one (1) arbitrator. Prior to commencement of the arbitration proceeding, each arbitrator shall have provided the parties with a resume outlining such arbitrator's background and qualifications and shall certify that such arbitrator is not a representative or Agent of any of the parties. If any arbitrator shall die, fail to act, resign, become disqualified or otherwise cease to act, then the arbitration proceeding shall be delayed for fifteen (15) days and the party by or on behalf of whom such arbitrator was appointed shall be entitled to appoint a substitute arbitrator (meeting the qualifications set forth in this paragraph 12) within such fifteen (15) day period; provided, however, that if the party by or on behalf of whom such arbitrator was appointed shall fail to appoint a substitute arbitrator within such fifteen (15) day period, the substitute arbitrator shall be a neutral arbitrator appointed by the JAMS arbitrator within fifteen (15) days thereafter.

          (d) All arbitration hearings shall be commenced within ninety (90) days after arbitration is initiated pursuant to the Rules, unless, upon a showing of good cause by a party to the arbitration, the tribunal of arbitrators permits the extension of the commencement of such hearing; provided, however, that any such extension shall not be longer than sixty
     (60) days.

          (e) All claims presented for arbitration shall be particularly identified and the parties to the arbitration shall each prepare a statement of their position with recommended courses of action. These statements of position and recommended courses of action shall be submitted to the tribunal of arbitrators chosen as provided hereinabove for binding decision. The tribunal of arbitrators shall not be empowered to make decisions beyond the scope of the position papers.

          (f) The arbitration proceeding will be governed by the substantive laws of the State of Delaware and will be conducted in accordance with such procedures as shall be fixed for such purpose by the tribunal of arbitrators, except that (i) discovery in connection with any arbitration proceeding shall be conducted in accordance with the Federal Rules of Civil Procedure and applicable case law, (ii) the tribunal of arbitrators shall have the power to compel discovery and (iii) unless the parties otherwise agree and except as may be provided in this Paragraph 12, the arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. (S)(S) 1-16, to the exclusion of any provisions of state law or other applicable law or procedure inconsistent therewith or which would produce different results. The parties shall preserve their right to assert and to avail themselves of the attorney-client and attorney-work product privileges, and any other privileges to which they may be entitled pursuant to applicable law. No party to the arbitration or any arbitrator may compel or require mediation and/or settlement conferences without the prior written consent of all such parties and the tribunal of arbitrators.

          (g) The tribunal of arbitrators shall make an arbitration award as soon as possible after the later of the close of evidence or the submission of final briefs, and in all cases the award shall be made not later than thirty (30) days following submission of the matter. The finding and decision of a majority of the arbitrators shall be final and shall be binding upon the parties. Judgment upon the arbitration award or decision may be entered in any court having jurisdiction thereof or application may be made to any such court for a judicial acceptance of the award and an order of enforcement, as the case may be. The tribunal of arbitrators shall have the authority to assess liability for pre-award and post-award interest on the claims, attorneys' fees, expert witness fees and all other expenses of arbitration as such arbitrators shall deem appropriate based on the outcome of the claims arbitrated. Unless otherwise agreed by the parties to the arbitration in writing, the arbitration award shall include findings of fact and conclusions of law.

          (h) Nothing in this paragraph 12 shall be deemed to (i) limit the applicability of any otherwise applicable statute of limitations or repose or any waivers contained in this Agreement or (ii) constitute a waiver by any party hereto of the protections afforded by 12 U.S.C. (S) 91 or any successor statute thereto or any substantially equivalent state law.

          (i) Notwithstanding any provision in this paragraph 12 to the contrary, this paragraph 12 shall not be construed to require arbitration of a claim or dispute solely between the Trustee and the Delaware Trustee or of any claim or dispute brought by any Person (including, without limitation, any Unitholder), who is not a party to this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.


                                    DOMINION RESOURCES, INC.


                                    By: /s/ Linwood R. Robertson
                                       --------------------------------
                                            Linwood R. Robertson
                                            Vice President -- Finance
                                            and Treasurer



                                    DOMINION RESOURCES BLACK WARRIOR TRUST

                                    By:  NATIONSBANK OF TEXAS, N.A.,
                                          TRUSTEE



                                    By: /s/ Ron E. Hooper
                                       --------------------------------
                                            Ron E. Hooper
                                            Vice President